Exhibit 99.1

LIXTE Biotechnology Co-Sponsoring International Scientific Conference on “Therapeutic Over-Activation in Cancer”

Recent Findings Relate to LIXTE’s Lead Clinical Compound, LB-100, to be Presented at Workshop on May 9 and 10 at Harvard’s Dana Farber Cancer Institute in Boston

PASADENA, CA, May 8, 2024 (GLOBE NEWSWIRE) -- LIXTE Biotechnology Holdings, Inc. (“LIXTE” or the “Company”) (Nasdaq: LIXT and LIXTW), a clinical stage pharmaceutical company, today announced it is co-sponsoring an international scientific workshop on “Therapeutic Over-Activation in Cancer” at Harvard University’s Dana Farber Cancer Institute on May 9 and 10, 2024 in Boston, Massachusetts.

This workshop will bring together leading experts from the pharmaceutical industry and academia to discuss a radically different approach to cancer therapy that is being spearheaded by LIXTE’s research team at the Netherlands Cancer Institute. This unconventional approach is based on the deliberate over-activation of oncogenic signaling in cancer cells as a therapeutic strategy using LIXTE’s lead compound, LB-100.

LIXTE is the only company that has a drug in clinical trials with demonstrated capacity to over-activate oncogenic signaling. The results obtained with LB-100 were recently posted online in a paper titled “Paradoxical Activation of Oncogenic Signaling as a Cancer Treatment Strategy” in the scientific journal Cancer Discovery, which will be published in the journal’s July 2024 issue. This study showed that LB-100 triggers hyper-activation of the signals that are responsible for the deregulated proliferation of cancer cells, thus leading to cell death. This approach is the opposite of most of the current generation of cancer therapies and opens potentially new treatment strategies. LIXTE currently has three ongoing clinical trials utilizing LB-100 to enhance various cancer therapies.

Professor René Bernards, Ph.D., of the Netherlands Cancer Institute (NKI), a leader in the field of molecular carcinogenesis and a member of LIXTE’s Board of Directors, is co-leading the workshop. The NKI presentation will focus on findings of a recent pre-clinical study showing that LIXTE’s lead compound, LB-100, can force cancer cells to give up their cancer-causing properties.

LIXTE’s lead compound, LB-100, is part of a pioneering effort in an entirely new field of cancer biology – activation lethality – that is advancing a new treatment paradigm.

About LIXTE Biotechnology Holdings, Inc.

LIXTE Biotechnology Holdings, Inc. is a clinical-stage pharmaceutical company focused on new targets for cancer drug development and developing and commercializing cancer therapies. LIXTE has demonstrated that its first-in-class lead clinical PP2A inhibitor, LB-100, is well-tolerated in cancer patients at doses associated with anti-cancer activity. Based on extensive published preclinical data (see www.lixte.com), LB-100 has the potential to significantly improve outcomes for patients undergoing various chemotherapies or immunotherapies. LIXTE’s new approach has no known competitors and is covered by a comprehensive patent portfolio. Proof-of-concept clinical trials are in progress.

Forward-Looking Statement Disclaimer

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future activities, including the continuing development of proprietary compounds, the planning, funding, coordination and potential results of clinical trials, the patent and legal costs to protect and maintain the Company’s intellectual property worldwide, and the Company’s ability to obtain and maintain compliance with Nasdaq’s continued listing requirements, are all forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology.

The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash resources, research results, competition from other similar businesses, and market and general economic factors.

Readers are urged to read the risk factors set forth in the Company’s filings with the United States Securities and Exchange Commission at https://www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information about LIXTE, Contact: info@lixte.com

General Phone: (631) 830-7092; Investor Phone: (888) 289-5533

or

PondelWilkinson Inc. Investor Relations pwinvestor@pondel.com

Roger Pondel: (310) 279-5965; Laurie Berman: (310) 279-5962